EXHIBIT 2.2

                     INTERDIGITAL COMMUNICATIONS CORPORATION

                          AGREEMENT AND PLAN OF MERGER

                  THIS AGREEMENT AND PLAN OF MERGER (the "Agreement") is made as of this ____ day of December, 1999, by and between InterDigital Communications Corporation, a Pennsylvania corporation ("Parent"), and InterDigital Patents Corporation, a Delaware corporation ("Sub"; each of Parent and Sub are sometimes referred to as a "Constituent Corporation").

                              W I T N E S S E T H:
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                  WHEREAS, it is deemed to be in the best interests of Sub that it be merged with and into Parent (the "Merger"), with Parent being the surviving corporation in the Merger (the "Surviving Corporation"), in accordance with the terms and conditions fully set forth below;

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, intending to be legally bound, Parent and Sub hereby agree as follows:

                  1. Merger. Sub shall be merged with and into Parent in accordance with Section 1924 of the Pennsylvania Business Corporation Law of 1988, as amended (the "PBCL"), and Section 253 of the Delaware General Corporation Law, as amended (the "DGCL"), and Parent shall be the Surviving Corporation. All appropriate documents necessary to effectuate the Merger under the PBCL and the DGCL shall be filed as soon as practicable with the Corporation Bureau of the Secretary of the Commonwealth of Pennsylvania and with the Secretary of State of the State of Delaware. The date of filing of the Articles of Merger with the Secretary of the Commonwealth of Pennsylvania shall be the "Effective Date" of the Merger.

                  2. Governing Documents. The Articles of Incorporation and Bylaws of the Parent, as in effect on the Effective Date of the Merger, shall continue in full force and effect as the Articles of Incorporation and Bylaws of the Surviving Corporation in the Merger.

                  3. Officers and Directors. The directors of Parent immediately prior to the Effective Date shall be the directors of the Surviving Corporation and the officers of Parent prior to the Effective Date shall be the officers of the Surviving Corporation, and such directors and officers will hold office from the Effective Date until their respective successors are duly elected or appointed and qualified in the manner provided in the Articles of Incorporation and Bylaws of
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the Surviving Corporation, as the same may be lawfully amended, or as otherwise provided by law.

                  4. Succession and Effects of Merger. As of the Effective Date and as a result of the Merger:

                  The separate existence of Sub shall cease and Sub shall be merged with and into Parent. The Surviving Corporation shall have all of the rights, privileges, immunities and powers provided for in, and shall be subject to all of the duties and liabilities granted or imposed by, the PBCL. The Surviving Corporation shall also thereupon and thereafter possess all of the rights, privileges, immunities, powers and franchises, of a public as well as of a private nature, of each of the Constituent Corporations. All property, real, personal and mixed, and all debts due on whatever account and all other causes of action and all and every other interest of, or belonging to or due to, each of the Constituent Corporations so merged, shall be deemed to be transferred to and vested in such Surviving Corporation without further act or deed. The title to any real estate, or any interest therein, vested in either of the Constituent Corporations shall not revert or in any way be impaired by reason of the Merger. The Surviving Corporation shall thereafter be responsible and liable for all of the liabilities and obligations of each of the Constituent Corporations so merged. Any claim existing or action or proceeding pending by or against either of the Constituent Corporations may be prosecuted to judgement as if such Merger had not taken place, or the Surviving Corporation may be substituted in the place of one or more the Constituent Corporations. Neither the rights of the creditors nor any liens upon the property of the Sub shall be impaired by the Merger but such liens shall be limited to the property upon which there were liens immediately prior to the Effective Date.

                  5. Further Assistance. From time to time, as and when required by the Surviving Corporation or by its successors or assigns, there shall be executed and delivered on behalf of Sub such deeds and other instruments, and there shall be taken or caused to be taken by all such further and other action, as shall be appropriate, advisable or necessary in order to vest, perfect or confirm, or record or otherwise, in the Surviving Corporation the title to and possession of all property interests, assets, rights, privileges, immunities, powers, franchises and authority of Parent, and otherwise to carry out the purposes of these resolutions. The officers and directors of the Surviving Corporation are fully authorized in the name and on behalf of Parent or otherwise, to take any and all such action and to execute and deliver any and all such deeds and other instruments.

                  6. Capital Stock. The capital stock of Parent shall be unaffected by the Merger, and the authorized shares of each class of capital stock of Sub, whether issued or unissued, at the Effective Date, by virtue of the Merger and without any further action, shall be canceled and retired and cease to exist without any conversion thereof and without any payment with respect thereto.

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                  7. Abandonment and Termination. The Merger may be abandoned and this Agreement terminated by the Board of Directors of Parent and Sub at any time prior to the Effective Date. In the event of the abandonment and termination of the Merger and this Agreement, this Agreement shall become void and have no effect, without any liability on the part of Parent or Sub or the stockholders, directors or officers of any of them.

                  8. Governing Law. This Agreement shall be governed by, and construed in accordance with the laws of the Commonwealth of Pennsylvania without regard to its principles of conflicts of laws.

                  9. Miscellaneous. This Agreement may be amended only by a writing signed by both Constituent Corporations. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof. This Agreement may be executed in any number of counterparts (including by facsimile signature) each of which shall be an original and all of which, when taken together, shall be deemed one and the same agreement. The failure of any party to insist on strict performance of any provision of this Agreement will not constitute a waiver of any rights hereunder unless such waiver is in writing. This Agreement shall inure to the benefit and be binding upon the parties hereto and their respective successors and permitted assigns. Neither party may assign any of its rights or obligations hereunder without the prior written consent of the other party.

                  IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have caused this Agreement to be executed as of this day and year first above written.


                                         INTERDIGITAL COMMUNICATIONS CORPORATION


                                         By:
                                             -----------------------------------
                                             Howard E. Goldberg
                                             Interim President


                                         INTERDIGITAL PATENTS CORPORATION


                                         By:
                                             -----------------------------------
                                             William J. Merritt
                                             General Counsel

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